Exhibit A

Kathleen M. Dolan is a co-Trustee of each of the Charles F. Dolan Children Trust FBO James L. Dolan (with Paul J. Dolan as co-Trustee), the Charles F. Dolan Children Trust FBO Patrick F. Dolan (with Mary S. Dolan as co-Trustee), the Charles F. Dolan Children Trust FBO Thomas C. Dolan (with Matthew J. Dolan as co-Trustee), the Charles F. Dolan Children Trust FBO Kathleen M. Dolan (with Paul J. Dolan as co-Trustee), the Charles F. Dolan Children Trust FBO Marianne Dolan Weber (with Matthew J. Dolan as co-Trustee) and the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney (with Mary S. Dolan as co-Trustee) (hereinafter referred to, collectively, as the “Dolan Children Trusts”, and individually, as a “Dolan Children Trust”).

The following table lists each Dolan Children Trust’s name and the name of its beneficiary (each a “Current Beneficiary”).

Name of Trust	Current Beneficiary

Charles F. Dolan Children Trust FBO James L. Dolan	James L. Dolan

Charles F. Dolan Children Trust FBO Patrick F. Dolan	Patrick F. Dolan

Charles F. Dolan Children Trust FBO Thomas C. Dolan	Thomas C. Dolan

Charles F. Dolan Children Trust FBO Kathleen M. Dolan	Kathleen M. Dolan

Charles F. Dolan Children Trust FBO Marianne Dolan Weber	Marianne Dolan Weber

Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney	Deborah A. Dolan-Sweeney

For each Dolan Children Trust other than the Dolan Children Trust for the benefit of Kathleen M. Dolan, distributions of income and principal can be made in the discretion of the Trustees to the Current Beneficiary. For the Dolan Children Trust for the benefit of Kathleen M. Dolan, distributions of income and principal can be made in the discretion of the non-beneficiary Trustee to the Current Beneficiary. The Current Beneficiary of each Dolan Children Trust has the power to appoint additional or successor Trustees, including himself or herself, and to remove Trustees with respect to his or her trust. In the event that a Current Beneficiary becomes a Trustee of his or her trust, distributions of income and principal to the Current Beneficiary will be made in the discretion of the non-beneficiary Trustee. For each Dolan Children Trust, the Current Beneficiary has the power during his or her life to appoint all or part of the assets of his or her trust to or for the benefit of one or more of his or her descendants. Any unappointed portion of such trust will pass, in further trust, per stirpes to the Current Beneficiary’s then living descendants, or if none, per stirpes to the then living descendants of Charles F. Dolan, or if none, among the heirs-at-law of Charles F. Dolan.

The Current Beneficiary of any Dolan Children Trust can be said to have only a contingent economic interest in the securities of the Issuer held by such Dolan Children Trust because the non-beneficiary Trustee thereof has the sole discretion to distribute or accumulate the income from each Dolan Children Trust and the sole discretion to distribute the principal of each Dolan Children Trust to the Current Beneficiary of such Dolan Children Trust.

Kathleen M. Dolan is the sole Trustee of the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust (together, the “CFD 1989 Grandchildren Trusts” and individually, a “CFD 1989 Grandchild Trust”). All of the net income of the relevant CFD 1989 Grandchild Trust is distributed to the respective beneficiary. In addition, during the continuance of the relevant CFD 1989 Grandchild Trust, the Trustee in the Trustee’s discretion may distribute the principal of the relevant CFD 1989 Grandchild Trust to or for the benefit of the respective beneficiary. Upon the respective beneficiary attaining age 40, the relevant CFD 1989 Grandchild Trust for the respective beneficiary terminates and is to be distributed to such beneficiary. If the respective beneficiary dies before attaining age 40, such beneficiary has a testamentary general power of appointment over the relevant CFD 1989 Grandchild Trust. In default of the exercise of such power of appointment, the relevant CFD 1989 Grandchild Trust will be distributed to the respective beneficiary’s then-living issue, per stirpes, or if none, to Charles F. Dolan’s then-living grandchildren, in equal shares, or if none, to Charles F. Dolan’s then-living issue, per stirpes.

Each of Mary S. Dolan and Corby Dolan Leinauer (each, a “2009 Family Trustee” and together, the “2009 Family Trustees”) is currently a trustee of the Charles F. Dolan 2009 Family Trusts (the “2009 Family Trusts”). The property held in the 2009 Family Trusts is held in separate trusts, such that there is one trust in respect of each living child of Charles F. Dolan. The beneficiaries of each trust are the child for whom the trust was set apart and his or her descendants (each, a “Beneficiary”). As a 2009 Family Trustee, Mary S. Dolan has the shared power to vote and dispose of all shares held by the 2009 Family Trusts. Corby Dolan Leinauer, as a 2009 Family Trustee, shares the power to vote and dispose of all shares held by the 2009 Family Trusts.

During the life of each child of Charles F. Dolan, distributions of income and principal of his or her trust can be made in the discretion of Mary S. Dolan and Corby Dolan Leinauer, as 2009 Family Trustees, among the Beneficiaries of each such trust. After the death or incompetence of both Charles F. Dolan and Helen A. Dolan, each child of Charles F. Dolan will have the power to appoint additional or successor Trustees, including himself or herself, and to remove Trustees with respect to his or her 2009 Family Trust. In the event that a Beneficiary becomes a Trustee of his or her 2009 Family Trust, distributions of income and principal from such 2009 Family Trust will be made in the discretion of the non-beneficiary Trustee. Charles F. Dolan has the right to substitute assets with each of the 2009 Family Trusts, subject to the 2009 Family Trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor.

Each child of Charles F. Dolan has a testamentary power of appointment over the 2009 Family Trust for his or her benefit, except that any shares of Class B Common Stock can only be appointed in further trust for the benefit of any one or more of the descendants of Charles F. Dolan upon substantially the same terms as the 2009 Family Trusts. Upon the death of a child of Charles F. Dolan, the 2009 Family Trustees will distribute any remaining unappointed trust principal of such trust in continuing trust for such child’s then living descendants, per stirpes. If there are no such living descendants, then the 2009 Family Trustees will distribute any remaining trust principal to the other 2009 Family Trusts for the benefit of the then living descendants of Charles F. Dolan. If there are no such living descendants, the trust principal will be distributed to the Dolan Family Foundation or any successor thereto or, if it is not then in existence, then to a charitable organization.

Each Beneficiary has a right of withdrawal with respect to certain contributions made to his or her respective trust that constitute a gift within the meaning of Chapter 12 of the Internal Revenue Code, and that do not exceed the gift tax exclusion found in Section 2503(b) of the Code. If the right of withdrawal is not exercised, such right lapses with respect to all or a certain portion of such gift on each of the following dates: (i) 30 days following Charles F. Dolan’s death, (ii) the last day of the calendar year in which such gift is made (or 60 days following the gift, if later), and (iii) the first day of the subsequent calendar year. The portion of the right of withdrawal that lapses on each such date is the greater of $5,000 and five percent of the value of the trust principal. A donor may deny any Beneficiary the right of withdrawal with respect to a gift. To the extent of this right of withdrawal, each Beneficiary of such trust may be said to have a direct economic interest in trust assets, including securities of the Issuer held by the 2009 Family Trusts. Currently, no portion of trust assets may be withdrawn by either beneficiary pursuant to the right of withdrawal.

Except to the extent of the right of withdrawal, each Beneficiary of the 2009 Family Trusts has only a contingent economic interest in the securities of the Issuer held by the 2009 Family Trusts because Mary S. Dolan and Corby Dolan Leinauer, as 2009 Family Trustees thereof, have the sole discretion to distribute or accumulate the income and the sole discretion to distribute the principal of the 2009 Family Trusts to each Beneficiary.

The following table lists each 2009 Family Trust’s name and the names of its beneficiaries (each a “Current Beneficiary”).

Name of Trust	Current Beneficiary

CFD 2009 Family Trust FBO James L. Dolan	James L. Dolan and his descendants

CFD 2009 Family Trust FBO Patrick F. Dolan	Patrick F. Dolan and his descendants

CFD 2009 Family Trust FBO Thomas C. Dolan	Thomas C. Dolan

CFD 2009 Family Trust FBO Kathleen M. Dolan	Kathleen M. Dolan and her descendants

CFD 2009 Family Trust FBO Marianne Dolan Weber	Marianne Dolan Weber and her descendants

CFD 2009 Family Trust FBO Deborah Dolan-Sweeney	Deborah A. Dolan-Sweeney and her descendants

Each of Mary S. Dolan and Corby Dolan Leinauer (each, a “2010 Grandchildren Trustee” and together, the “2010 Grandchildren Trustees”) is currently a trustee of the Charles F. Dolan 2010 Grandchildren Trusts (the “2010 Grandchildren Trusts”). The property held in the 2010 Grandchildren Trusts is held in four separate trusts, such that there is one trust in respect of the descendants, respectively, of each of the following children of Charles F. Dolan: Patrick F. Dolan, Kathleen M. Dolan, Marianne Dolan Weber and Deborah A. Dolan-Sweeney. The beneficiaries of each trust are the descendants of each child for whom the trust was set apart (collectively, the “Beneficiaries”). As a 2010 Grandchildren Trustee, Mary S. Dolan has the shared power to vote and dispose of any shares held by the 2010 Grandchildren Trusts. Corby Dolan Leinauer, as a 2010 Grandchildren Trustee, shares the power to vote and dispose of any shares held by the 2010 Grandchildren Trusts.

Distributions of income and principal of each 2010 Grandchildren Trust can be made in the discretion of Mary S. Dolan and Corby Dolan Leinauer, as 2010 Grandchildren Trustees, to any one or more of the Beneficiaries of each such trust, without equality of treatment. After the death or incompetence of both Charles F. Dolan and Helen A. Dolan, each child of Charles F. Dolan will have the power to appoint additional or successor Trustees (not including himself or herself) and to remove Trustees with respect to the 2010 Grandchildren Trust for the benefit of his or her descendants. After the death of a child of Charles F. Dolan, a majority of the adult descendants of that child will have the power to appoint additional or successor Trustees (including themselves) and to remove Trustees with respect to the 2010 Grandchildren Trust for their benefit. In the event that a Beneficiary becomes a Trustee of the 2010 Grandchildren Trust of which he or she is a beneficiary, distributions of income and principal from such trust will be made in the discretion of the non-beneficiary Trustee. Charles F. Dolan has the right to substitute assets with each of the 2010 Grandchildren Trusts, subject to the 2010 Grandchildren Trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor.

Upon the death of the last surviving Beneficiary of a 2010 Grandchildren Trust, the 2010 Grandchildren Trustees will distribute any remaining trust principal to the other 2010 Grandchildren Trusts for the benefit of the then living descendants of Charles F. Dolan’s children. If there are no such living descendants, the trust principal will be distributed to the Dolan Family Foundation or any successor thereto or, if it is not then in existence, then to a charitable organization.

Each Beneficiary has a right of withdrawal with respect to certain contributions made to the trust of which he or she is a beneficiary that constitute a gift within the meaning of Chapter 12 of the Internal Revenue Code, and that do not exceed the gift tax exclusion found in Section 2503(b) of the Code. If the right of withdrawal is not exercised, such right lapses with respect to all or a certain portion of such gift on each of the following dates: (i) 30 days following Charles F. Dolan’s death, (ii) the last day of the calendar year in which such gift is made (or 60 days following the gift, if later), and (iii) the first day of the subsequent calendar year. A donor may deny any Beneficiary the right of withdrawal with respect to a gift. To the extent of this right of withdrawal, each Beneficiary of such trust may be said to have a direct economic interest in trust assets, including, if applicable, securities of the Issuer which may be contributed as a gift to the 2010 Grandchildren Trusts. Currently, no portion of trust assets may be withdrawn by any Beneficiary pursuant to the right of withdrawal.

Except to the extent of the right of withdrawal, each Beneficiary of the 2010 Grandchildren Trusts has only a contingent economic interest in any securities of the Issuer held by the 2010 Grandchildren Trusts because Mary S. Dolan and Corby Dolan Leinauer, as 2010 Grandchildren Trustees, have the sole discretion to distribute or accumulate the income and the sole discretion to distribute the principal of the 2010 Grandchildren Trusts to the Beneficiaries.

Each of Mary S. Dolan and Corby Dolan Leinauer (each, a “CFD 2012 Descendants Trustee” and together, the “CFD 2012 Descendants Trustees”) is currently a trustee of the Charles F. Dolan 2012 Descendants Trust (the “CFD 2012 Descendants Trust”). The property held in the CFD 2012 Descendants Trust is held in a single trust fund for the benefit of the twelve youngest grandchildren and any future grandchildren of Charles F. Dolan (each, a “Beneficiary” and collectively, the “Beneficiaries”). Mary S. Dolan, as a CFD 2012 Descendants Trustee, has the shared power to vote and dispose of any shares held by the CFD 2012 Descendants Trust. Corby Dolan Leinauer, as a CFD 2012 Descendants Trustee, shares the power to vote and dispose of any shares held by the CFD 2012 Descendants Trust.

Until the oldest Beneficiary reaches the age of 21, distributions of income and principal of the CFD 2012 Descendants Trust may be made in the discretion of Mary S. Dolan and Corby Dolan Leinauer, as CFD 2012 Descendants Trustees, to any one or more of the Beneficiaries, without equality of treatment. After the death or incompetence of both Charles F. Dolan and Helen A. Dolan, the children of Mr. and Mrs. Dolan who are the parents of the Beneficiaries will have the power, by majority vote, to appoint additional or successor trustees, including themselves, and to remove trustees. Charles F. Dolan has the right to substitute assets with the CFD 2012 Descendants Trust, subject to the CFD 2012 Descendants Trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor.

When the oldest Beneficiary reaches the age of 21, the CFD 2012 Descendants Trust will terminate and any remaining principal will be divided into equal shares for the Beneficiaries and will be transferred to their separate trusts under the Charles F. Dolan 2012 Grandchildren Trust. If a future grandchild is born for whom there is no separate 2012 Grandchildren Trust, the CFD 2012 Descendants Trustees are authorized to create a trust for that grandchild with the same terms as the 2012 Grandchildren Trusts and to transfer that grandchild’s share to that trust.

Each Beneficiary has a right of withdrawal with respect to certain contributions made to the CFD 2012 Descendants Trust that constitute a gift within the meaning of Chapter 12 of the Internal Revenue Code and that do not exceed the gift tax exclusion found in Section 2503(b) of the Code. If the right of withdrawal is not exercised, such right lapses with respect to all or a certain portion of such gift on each of the following dates: (i) 30 days following Charles F. Dolan’s death, (ii) the last day of the calendar year in which such gift is made (or 60 days following the gift, if later), and (iii) the first day of the subsequent calendar year. A donor may deny any Beneficiary the right of withdrawal with respect to a gift. To the extent of this right of withdrawal, each Beneficiary of such trust may be said to have a direct economic interest in trust assets, including, if applicable, securities of the Issuer which may be contributed as a gift to the CFD 2012 Descendants Trust. Currently, no portion of trust assets may be withdrawn by any Beneficiary pursuant to the right of withdrawal.

Except to the extent of the right of withdrawal, each Beneficiary of the CFD 2012 Descendants Trust has only a contingent economic interest in any securities of the Issuer held by the CFD 2012 Descendants Trust because Mary S. Dolan and Corby Dolan Leinauer, as CFD 2012 Descendants Trustees, have the sole discretion to distribute or accumulate the income and the sole discretion to distribute the principal of the CFD 2012 Descendants Trust to the Beneficiaries.

Each of Paul J. Dolan and Mary S. Dolan is currently a trustee of the Kathleen M. Dolan 2012 Descendants Trust. Brian G. Sweeney is currently the sole trustee of the Deborah A. Dolan-Sweeney 2012 Descendants Trust. Deborah A. Dolan-Sweeney is currently the sole trustee of the Patrick F. Dolan 2012 Descendants Trust. Richard Baccari is currently the sole trustee of the Marianne E. Dolan Weber 2012 Descendants Trust (each of the foregoing trusts a “2012 Descendants Trust” and collectively, the “2012 Descendants Trusts” and each of Kathleen M. Dolan, Deborah A. Dolan-Sweeney, Marianne E. Dolan Weber and Patrick F. Dolan, the “Settlor”).

The beneficiaries of each 2012 Descendants Trust are the descendants of the Settlor of such trust as set forth in the table below (collectively, the “Beneficiaries”). Paul J. Dolan, as a trustee of the 2012 Descendants Trust for the benefit of the descendants of Kathleen M. Dolan, has the shared power to vote and dispose of any shares held by such 2012 Descendants Trust. Mary S. Dolan, as a trustee of the 2012 Descendants Trust for the benefit of the descendants of Kathleen M. Dolan, has the shared power to vote and dispose of any shares held by such 2012 Descendants Trust. Brian G. Sweeney, as the sole trustee of the 2012 Descendants Trust for the benefit of the descendants of Deborah A. Dolan-Sweeney, has the power to vote and dispose of any shares held by such 2012 Descendants Trust. Deborah A. Dolan-Sweeney, as the sole trustee of the 2012 Descendants Trust for the benefit of the descendants of Patrick F. Dolan, has the power to vote and dispose of any shares held by such 2012 Descendants Trust. Richard Baccari, as the sole trustee of the 2012 Descendants Trust for the benefit of the descendants of Marianne E. Dolan Weber, has the power to vote and dispose of any shares held by such 2012 Descendants Trust.

Distributions of income and/or principal of each 2012 Descendants Trust can be made in the discretion of its 2012 Descendants Trustee to any one or more of the Beneficiaries of each such trust, without equality of treatment. The Settlor of each 2012 Descendants Trust has the power to appoint additional or successor trustees (not including himself or herself) and to remove trustees of the 2012 Descendants Trust for the benefit of his or her descendants. Brian G. Sweeney has such power with respect to the 2012 Descendants Trust for the benefit of the descendants of Deborah A. Dolan-Sweeney after Deborah A. Dolan-Sweeney’s death. After the death of the Settlor of a 2012 Descendants Trust, the adult children of the Settlor will have the power to appoint additional or successor trustees (including themselves) of such trusts, and after their deaths, the adult grandchildren of the Settlor will have these powers. The Settlor of each 2012 Descendants Trust has the right to substitute assets with the 2012 Descendants Trust settled by him or her, subject to the reasonable satisfaction of the 2012 Descendants Trustee or Trustees of such trust that the substitute assets received by the trust are of equal value to the trust property exchanged therefor.

Each 2012 Descendants Trust terminates on the earlier to occur of (1) the expiration of 21 years after the death of the last surviving descendant of Charles F. Dolan who was alive at the creation of the trust or (2) the death of the last surviving descendant of the Settlor. Upon such termination, any remaining trust assets will be distributed among the Settlor’s then living descendants as determined by the Trustee in the Trustee’s discretion. If there are no descendants of the Settlor then living, the remaining trust property will be divided into equal shares for the then living grandchildren of Charles F. Dolan or, if none, into equal shares for the next generation of the then living descendants of Charles F. Dolan and will be distributed to such persons or to any trust or trusts for their benefit. If there are no then living descendants of Charles F. Dolan, any remaining trust property will pass to a charitable organization or organizations.

Each Beneficiary has a right of withdrawal with respect to certain contributions made to the 2012 Descendants Trust of which he or she is a beneficiary that constitute a gift within the meaning of Chapter 12 of the Internal Revenue Code and that do not exceed the gift tax exclusion found in Section 2503(b) of the Code. If the right of withdrawal is not exercised, such right lapses with respect to all or a certain portion of such gift on each of the following dates: (i) 30 days following the Settlor’s death, (ii) the last day of the calendar year in which such gift is made (or 60 days following the gift, if later), and (iii) the first day of the subsequent calendar year. The portion of the right of withdrawal that lapses on each such date is the greater of $5,000 and five percent of the value of the trust principal. A donor may deny any Beneficiary the right of withdrawal with respect to a gift. To the extent of this right of withdrawal, each Beneficiary may be said to have a direct economic interest in assets of the trust in which he or she has a beneficial interest, including securities of the Issuer held by the 2012 Descendants Trust. Currently, no portion of trust assets may be withdrawn by either beneficiary pursuant to the right of withdrawal.

Except to the extent of the right of withdrawal, the Beneficiaries of the 2012 Descendants Trusts have only a contingent economic interest in any securities of the Issuer held by the 2012 Descendants Trusts because the 2012 Descendants Trustee or Trustees of each such trust has the sole discretion to distribute or accumulate the income and the sole discretion to distribute the principal of the 2012 Descendants Trust to the Beneficiaries.

The following table lists each 2012 Descendants Trust’s name and the names of its beneficiaries (each a “Current Beneficiary”).

Name of Trust	Current Beneficiary

Kathleen M. Dolan 2012 Descendants Trust	Kathleen M. Dolan’s descendants

Marianne E. Dolan Weber 2012 Descendants Trust	Marianne E. Dolan Weber’s descendants

Deborah A. Dolan-Sweeney 2012 Descendants Trust	Deborah A. Dolan-Sweeney’s descendants

Patrick F. Dolan 2012 Descendants Trust	Patrick F. Dolan’s descendants

Kristin A. Dolan is the sole Trustee of the CFD 2010 Grandchildren Trust FBO Aidan Dolan and the CFD 2010 Grandchildren Trust FBO Quentin Dolan (together, the “CFD Aidan and Quentin Trusts” and individually, a “CFD Aidan or Quentin Trust”). All of the net income of each CFD Aidan or Quentin Trust is distributed to the respective beneficiary. In addition, during the continuance of the relevant CFD Aidan or Quentin Trust, the Trustee in the Trustee’s discretion may distribute the principal of the relevant CFD Aidan or Quentin Trust to or to the use of the respective beneficiary.

After the death or incompetence of both Charles F. Dolan and Helen A. Dolan, James L. Dolan, or after the death or incompetence of James L. Dolan, Kristin A. Dolan, will have the power to appoint additional and/or successor Trustees, including himself or herself, and to remove Trustees of each CFD Aidan or Quentin Trust. After the death of Kristin A. Dolan, a majority of the competent adult children of Charles F. Dolan will have the power to appoint additional and/or successor Trustees, including themselves, and to remove Trustees. In the event that a beneficiary becomes a Trustee of his trust, distributions of income and principal from such trust will be made in the discretion of the non-beneficiary Trustee. Charles F. Dolan has the right to substitute assets with each of the CFD Aidan and Quentin Trusts, subject to the Trustee’s reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor.

Upon the respective beneficiary attaining age 40, the relevant CFD Aidan or Quentin Trust terminates and is to be distributed to such beneficiary. If the respective beneficiary dies before attaining age 40, such beneficiary has a testamentary power of appointment over his trust, except that any shares of Class B Common Stock can only be appointed in further trust for the benefit of any one or more of the descendants of Charles F. Dolan. In default of the exercise of such power of appointment, the relevant CFD Aidan or Quentin Trust will be divided into separate continuing trusts for the respective beneficiary’s then-living descendants, per stirpes, or if none, for James L. Dolan’s then-living descendants, per stirpes, or if none, for Charles F. Dolan’s then-living grandchildren, in equal shares. If there are no such living grandchildren, the trust principal will be distributed to the Dolan Family Foundation or any successor thereto or, if it is not then in existence, to a charitable organization.

Each beneficiary has a right of withdrawal with respect to certain contributions made to his trust that constitute a gift within the meaning of Chapter 12 of the Internal Revenue Code, and that do not exceed the gift tax exclusion found in Section 2503(b) of the Code. If the right of withdrawal is not exercised, such right lapses with respect to all or a certain portion of such gift on each of the following dates: (i) 30 days following Charles F. Dolan’s death, (ii) the last day of the calendar year in which such gift is made (or 60 days following the gift, if later), and (iii) the first day of the subsequent calendar year. A donor may deny the beneficiary the right of withdrawal with respect to a gift. To the extent of this right of withdrawal, the beneficiary of such trust may be said to have a direct economic interest in trust assets, including, if applicable, securities of the Issuer which may be contributed as a gift to his trust. Currently, no portion of trust assets may be withdrawn by either beneficiary pursuant to the right of withdrawal.

Except to the extent of the right of withdrawal, each beneficiary of the CFD Aidan and Quentin Trusts currently has only a contingent economic interest in any securities of the Issuer held by the CFD Aidan and Quentin Trusts because Kristin A. Dolan, as Trustee of the CFD Aidan and Quentin Trusts, has the sole discretion to distribute the principal of the CFD Aidan and Quentin Trusts to their respective beneficiaries.

Charles F. Dolan is the settlor and a co-Trustee and Brian G. Sweeney is a co-Trustee of The Charles F. Dolan 2009 Revocable Trust (the “CFD 2009 Trust”). Charles F. Dolan is the current beneficiary of the trust. All actions by the CFD 2009 Trust, including acquisitions and dispositions of Issuer securities, voting of Issuer securities and distributions of Issuer securities, require the consent of each co-Trustee. Distributions of income and principal (including distributions of Issuer securities), and investments, can be made in the discretion of the trustees subject, in the case of certain distributions and investments that exceed specified dollar amounts, to the consent of one or more of the settlor’s children.

The settlor may amend and revoke the trust at any time with the consent of the co-Trustee and, in the case of certain amendments, a majority of the settlor’s children who do not have a personal interest in such amendment. A Trustee may be removed by a majority of the settlor’s children.

Charles F. Dolan and Brian Sweeney are co-Trustees of The Helen A. Dolan 2009 Revocable Trust (the “HAD 2009 Trust”). Charles F. Dolan is the current beneficiary of the trust, which terminated upon the death of Helen A. Dolan. All actions by the HAD 2009 Trust, including acquisitions and dispositions of Issuer securities, voting of Issuer securities and distributions of Issuer securities, require the consent of each co-Trustee. All income and principal (including Issuer securities) is distributable to Charles F. Dolan or, at his direction, to the Charles F. Dolan 2009 Revocable Trust.

Each of Mary S. Dolan and Corby Dolan Leinauer (each, a "2021 Grandchildren Trustee" and together, the "2021 Grandchildren Trustees") is currently a trustee of the CFD 2021 GC Trust FBO Kevyn Dolan and the CFD 2021 GC Trust FBO Tara Dolan (together, the "CFD Kevyn and Tara Trusts" and individually, a "CFD Kevyn or Tara Trust"). The beneficiaries of each trust are Kevyn Dolan and Tara Dolan (each the “Primary Beneficiary” of his or her trust), respectively, and his or her descendants (together with the Primary Beneficiary, the "Beneficiaries"). As a 2021 Grandchildren Trustee, Mary S. Dolan has the shared power to vote and dispose of all shares held by the CFD Kevyn and Tara Trusts. Corby Dolan Leinauer, as a 2021 Grandchildren Trustee, shares the power to vote and dispose of all shares held by the CFD Kevyn and Tara Trusts.

During the continuance of the relevant CFD Kevyn or Tara Trust, the Trustees in the Trustees’ discretion may distribute the income and principal of the relevant CFD Kevyn or Tara Trust to or to the use of the Beneficiaries of such trust.

After the death or incompetence of both Charles F. Dolan and Helen A. Dolan, Patrick F. Dolan, or after the death or incompetence of Patrick F. Dolan, the Primary Beneficiary, will have the power to appoint additional and/or successor Trustees, including himself or herself, and to remove Trustees of each CFD Kevyn or Tara Trust. Charles F. Dolan has the right to substitute assets with each of the CFD Kevyn and Tara Trusts, subject to the Trustee's satisfaction that the substitute assets received by the trust are of equivalent value to the trust property exchanged therefor.

Upon the death of the respective Primary Beneficiary, the relevant CFD Kevyn or Tara Trust terminates and such beneficiary has a testamentary power of appointment over his or her trust. In default of the exercise of such power of appointment, the relevant CFD Kevyn or Tara Trust will be divided into separate continuing trusts for the respective Primary Beneficiary's then-living descendants, per stirpes, or if none, for Patrick F. Dolan's then-living descendants, per stirpes, or if none, the trust property will be divided into shares for each child of Charles F. Dolan who has then living descendants, and each such share will be distributed to the trustees of the Charles F. Dolan 2010 Grandchildren Trust for the benefit of the descendants of the child in respect of whom such share was set apart. If there are no such living descendants, the trust principal will be distributed to the Dolan Family Foundation or any successor thereto or, if it is not then in existence, then to one or more charitable organizations selected by the 2021 Grandchildren Trustees.

Each beneficiary of the CFD Kevyn and Tara Trusts currently has only a contingent economic interest in any securities of the Issuer held by the CFD Kevyn and Tara Trusts because the 2021 Grandchildren Trustees have the sole discretion to distribute the principal of the CFD Kevyn and Tara Trusts to their respective beneficiaries.